Exhibit 99.1

Blue Buffalo Reports Fourth Quarter and Full Year 2015 Results
Wilton, CT - March 8, 2016 - Blue Buffalo Pet Products, Inc. (the “Company”) (NASDAQ: BUFF), the leading natural pet food company in the United States, today announced its fourth quarter and full year 2015 results.

•	Fourth Quarter Highlights

◦	Net sales of $265 million, up 11.4%

◦	Net income of $10 million, down 54.4%; Adjusted Net Income of $31 million, up 35.2%

◦	Adjusted EBITDA of $56 million, up 28.8%

◦	Diluted EPS of $0.05, down 54.4%; Adjusted Diluted EPS of $0.16, up 35.2%

•	Full Year Highlights

◦	Net sales of $1,027 million, up 12.0%

◦	Net income of $89 million, down 12.3%; Adjusted Net Income of $122 million, up 14.9%

◦	Adjusted EBITDA of $222 million, up 14.8%

◦	Diluted EPS of $0.45, down 12.4%; Adjusted Diluted EPS of $0.62, up 14.8%

•	2016 Outlook

◦	Net sales between $1,120 million and $1,140 million

◦	Adjusted Diluted EPS of $0.72 to $0.74
“I am pleased with our fourth quarter results. Blue Buffalo delivered a strong finish to a strong year. We continued to gain share, improve our margins and invest in new legs of growth,” said CEO Kurt Schmidt. “In addition, given the successful completion and ramp-up of our Heartland facility, we are announcing an expanded three-year, $200 million capital investment program to increase our manufacturing and R&D capabilities.”

Fourth Quarter of 2015 Compared to Fourth Quarter of 2014
Net sales increased $27.1 million, or 11.4%, to $265.2 million, driven primarily by volume growth. Net sales of Dry Foods increased $23.4 million, or 12.2%, to $214.8 million while net sales of Wet Foods, Treats and Other Products increased $3.8 million, or 8.1%, to $50.4 million.
Gross profit increased $19.9 million, or 21.8%, to $111.2 million and gross margin was 41.9%, up 350 bps compared with 38.4% in the fourth quarter of 2014. The increase in gross margin was primarily driven by lower supply chain costs from the completion of Heartland's ramp-up.
Selling, general, and administrative expenses increased $7.4 million, or 13.7%, to $61.0 million. Adjusted SG&A, which excludes litigation expenses and costs incurred in preparing for the initial public offering, increased $7.6 million, or 15.1%. This increase was primarily due to ongoing investments made in strategic initiatives.
During the fourth quarter of 2015, Blue Buffalo Company, Ltd. ("BBC"), a wholly owned subsidiary of the Company, entered into a settlement agreement (the "Settlement Agreement") with respect to previously disclosed consumer class action lawsuits filed against BBC and consolidated in the United States District Court for the Eastern District of Missouri. In connection with the Settlement Agreement, the Company has recorded a non-cash, pre-tax charge of $32 million.
Net income decreased $11.5 million, or 54.4%, to $9.6 million, or $0.05 per diluted share in the fourth quarter of 2015, as compared to $21.2 million, or $0.11 per diluted share, in the fourth quarter of 2014. Adjusted Net Income, which excludes litigation expenses and costs incurred in preparing for the initial public offering, increased $8.2 million, or 35.2%, to $31.3 million in the fourth quarter of 2015, compared to $23.1 million in the fourth quarter of 2014. Adjusted Diluted Earnings Per Share in the fourth quarter of 2015 increased 35.2% to $0.16, compared to $0.12 in the fourth quarter of 2014.
Full Year Ended December 31, 2015 Compared to Full Year Ended December 31, 2014
Net sales increased $109.7 million, or 12.0%, to $1,027.4 million, primarily driven by volume growth. Net sales of Dry Foods increased $89.1 million, or 12.0%, to $831.8 million, while net sales of Wet Foods, Treats and Other Products increased $20.6 million, or 11.8%, to $195.6 million.
Gross profit increased $52.0 million, or 14.2%, to $418.8 million and gross margin was 40.8%, up 80 bps compared with 40.0% in 2014. The increase in gross margin was primarily driven by lower supply chain costs from the completion of Heartland’s ramp-up.

Selling, general, and administrative expenses increased $38.9 million, or 20.7%, to $226.7 million. Adjusted SG&A, which excludes litigation expenses and costs incurred in preparing for the initial public offering, increased $27.8 million, or 15.4%. This increase was primarily driven by ongoing investments in advertising, marketing, and continued investment in strategic initiatives.
As mentioned above, during 2015 the Company recorded a pre-tax charge of $32 million related to the class action Settlement Agreement.
Net income decreased $12.5 million, or 12.3%, to $89.4 million, or $0.45 per diluted share in 2015, as compared to $101.9 million, or $0.52 per diluted share, in 2014. Adjusted Net Income increased $15.9 million, or 14.9%, to $122.5 million in 2015, compared to $106.6 million in 2014. Adjusted Diluted Earnings Per Share in 2015 increased 14.8% to $0.62, compared to $0.54 in 2014.
Net cash provided by operating activities was $138.2 million in 2015 compared with $90.1 million in 2014. Cash and cash equivalents were $224.3 million as of December 31, 2015 as compared to $95.8 million as of December 31, 2014.
Full Year 2016 Outlook
For the full year 2016, the Company expects to deliver net sales between $1,120 million and $1,140 million and Adjusted Diluted Earnings Per Share of $0.72 to $0.74. The outlook for full year 2016 Adjusted Earnings Per Share excludes costs related to litigation. Given the success with its Heartland manufacturing plant, the Company is announcing an expanded three-year, $200 million capital investment program to build two new manufacturing facilities as well as an R&D center. The new capital investment program will be funded by existing available cash. The Company expects 2016 capital expenditures to be approximately $70-$80 million.
Important Information Regarding Non-GAAP Financial Measures
The Company presents non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted SG&A, Adjusted Operating Income and Adjusted Gross Profit, in this press release as management uses these measures in assessing our operating performance, and we believe they are helpful to investors, securities analysts and other interested parties, in evaluating the performance of companies in our industry. We also believe that these non-GAAP financial measures are useful to management and investors, securities analysts and other interested parties as measures of our comparative operating performance from period to period. These non-GAAP financial measures are not measurements of financial performance under GAAP. They should not be considered as alternatives to cash flow from operating activities, as measures of liquidity, or as alternatives to net income as a measure of our operating performance or any other measures of performance derived in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures to the nearest GAAP measure.
Conference Call:
At 5 p.m. (Eastern Time) today, the Company will host a conference call to provide additional commentary on fourth quarter and full year 2015 results. Further details will be accessible on the Company’s website at http://ir.bluebuffalo.com. Participants may dial 855-539-0894 in the United States or 412-455-6023 internationally and use the access code 28582096, or access the webcast through the Company’s website at http://ir.bluebuffalo.com. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A replay of the call will be available from March 8, 2016 to March 22, 2016 following the call. To access the replay, dial 855-859-2056 or 404-537-3406 and use the access code 28582096. The archive of the webcast will be available for a limited time on the Company’s website at http://ir.bluebuffalo.com.
About Blue Buffalo
Blue Buffalo, based in Wilton, CT, is the nation's leading natural pet food company, and provides natural foods and treats for dogs and cats under its BLUE Life Protection Formula, BLUE Wilderness, BLUE Basics, BLUE Freedom and BLUE Natural Veterinary Diet lines. Paying tribute to its founding mission, the Company, through the Blue Buffalo Foundation for Cancer Research, is also a leading sponsor of pet cancer awareness and of critical studies of pet cancer, health, treatment and nutrition at top veterinary medical schools across the United States. For more information about Blue Buffalo, visit the Company’s website at www.BlueBuffalo.com.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of the Company's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Full Year 2016 Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,”

“forecast,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the pet food industry, macroeconomic factors beyond the Company’s control, competition for customers, risks related to the Company’s manufacturing and supply chain, the Company’s involvement in litigation with Nestlé Purina PetCare Company and related class action lawsuits, the success of the Company’s Heartland manufacturing facility, risk of disruption at the Company’s third party distribution centers, risks related to the Company’s expansion outside the United States, the Company’s ability to protect the Company’s intellectual property and that of third parties, performance of the Company's information technology systems, adverse litigation judgments or settlements and the Company’s indebtedness. Additional factors that could cause the Company's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" in the Company’s prospectus, dated July 21, 2015, as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended, on July 23, 2015, as such risk factors may be updated from time to time in our periodic filings with the SEC, and which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Contacts:
Investors & Financial Analysts
Michael Nathenson
EVP & CFO
203-665-3400
investors@bluebuff.com
Media
Phil Cheevers
VP, Communications
203-665-3234
media@bluebuff.com

Blue Buffalo Pet Products, Inc.
Unaudited Consolidated Statements of Income
(dollars in thousands, except for share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net sales	$265,238	$238,089	$1,027,447	$917,760
Cost of sales	154,021	146,776	608,616	550,893
Gross profit	111,217	91,313	418,831	366,867
Selling, general, and administrative expenses	60,993	53,623	226,716	187,864
Provision for legal settlement	32,000	—	32,000	—
Operating income	18,224	37,690	160,115	179,003
Interest expense	3,788	3,826	15,091	13,887
Interest income	(88)	(38)	(294)	(173)
Income before income taxes	14,524	33,902	145,318	165,289
Provision for income taxes	4,886	12,748	55,930	63,358
Net income	$9,638	$21,154	$89,388	$101,931

Basic net income per common share	$0.05	$0.11	$0.46	$0.52
Diluted net income per common share	$0.05	$0.11	$0.45	$0.52
Basic weighted average shares	196,173,169	195,743,154	195,933,800	195,735,309
Diluted weighted average shares	198,076,031	197,853,482	198,047,453	197,852,932

Blue Buffalo Pet Products, Inc.
Unaudited Consolidated Balance Sheets
(dollars in thousands, except for share data)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$224,253	$95,788
Receivables, net	80,103	78,620
Inventories	83,482	88,620
Prepaid expenses and other current assets	4,492	3,351
Total current assets	392,330	266,379

Restricted cash	473	473
Property, plant and equipment, net	115,160	113,863
Deferred income taxes	3,907	1,691
Deferred debt issuance costs, net	196	317
Other assets	480	444
Total assets	$512,546	$383,167

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$3,960	$3,960
Accounts payable	31,428	33,163
Other current liabilities	70,459	27,013
Total current liabilities	105,847	64,136

Long-term debt	383,137	387,097
Deferred income taxes	3,268	13,123
Other long-term liabilities	11,013	6,108
Total liabilities	503,265	470,464

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock; $0.01 par value; 150,000,000 shares authorized; none issued or outstanding at December 31, 2015	—	—
Common stock, voting; $0.01 par value; 1,500,000,000 shares authorized; 196,216,596 and 195,743,154 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	1,962	1,957
Additional paid-in capital	64,899	57,683
Accumulated deficit	(57,549)	(146,937)
Accumulated other comprehensive loss	(31)	—
Total stockholders’ equity (deficit)	9,281	(87,297)
Total liabilities and stockholders’ equity (deficit)	$512,546	$383,167

Blue Buffalo Pet Products, Inc.
Unaudited Consolidated Statements of Cash Flows
(dollars in thousands)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$89,388	$101,931
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	8,170	4,860
Amortization of debt issuance costs	122	122
Stock-based compensation	3,434	1,820
Deferred compensation	19	115
Loss on disposal of fixed assets	89	55
Deferred income taxes	(12,071)	14,835
Tax benefit from exercise of stock options	(1,536)	—
Provision for legal settlement	32,000	—
Effect of changes in operating assets and liabilities:
Receivables	(1,487)	(26,245)
Inventories	5,140	(20,746)
Prepaid expenses and other assets	(1,189)	(1,917)
Accounts payable	(1,733)	9,910
Other liabilities	17,873	5,395
Net cash provided by operating activities	138,219	90,135

Cash flows from investing activities:
Capital expenditures	(9,556)	(32,948)
Restricted cash	—	(350)
Net cash used in investing activities	(9,556)	(33,298)

Cash flows from financing activities:
Principal payments on long-term debt	(3,960)	(3,960)
Tax benefit from exercise of stock options	1,536	—
Proceeds from exercise of stock options	2,251	37
Net cash used in financing activities	(173)	(3,923)

Effect of exchange rate changes on cash and cash equivalents	(25)	—
Net increase in cash and cash equivalents	128,465	52,914
Cash and cash equivalents at beginning of period	95,788	42,874
Cash and cash equivalents at end of period	$224,253	$95,788

Blue Buffalo Pet Products, Inc.
Reconciliation of GAAP to Adjusted Results*
(dollars in millions, except for share data)

	Three Months Ended December 31, 2015
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$111.2	41.9%	$61.0	23.0%	$18.2	6.9%	$9.6	3.6%	$0.05

Litigation expenses (a)	—		2.9	1.1%	2.9	1.1%	1.8	0.7%	0.01
Provision for legal settlement (c)	—		—		32.0	12.1%	19.8	7.5%	0.10

As adjusted	$111.2	41.9%	$58.1	21.9%	$53.1	20.0%	$31.3	11.8%	$0.16

	Three Months Ended December 31, 2014
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$91.3	38.4%	$53.6	22.5%	$37.7	15.8%	$21.2	8.9%	$0.11

Litigation expenses (a)	—		2.5	1.0%	2.5	1.0%	1.6	0.7%	0.01
Initial public offering preparation costs (b)	—		0.7	0.3%	0.7	0.3%	0.4	0.2%	—

As adjusted	$91.3	38.4%	$50.5	21.2%	$40.8	17.2%	$23.1	9.7%	$0.12

	Twelve Months Ended December 31, 2015
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$418.8	40.8%	$226.7	22.1%	$160.1	15.6%	$89.4	8.7%	$0.45

Litigation expenses (a)	—		10.1	1.0%	10.1	1.0%	6.2	0.6%	0.03
Initial public offering preparation costs (b)	—		8.5	0.8%	8.5	0.8%	7.0	0.7%	0.04
Provision for legal settlement (c)	—		—		32.0	3.1%	19.8	1.9%	0.10

As adjusted	$418.8	40.8%	$208.1	20.3%	$210.7	20.5%	$122.5	11.9%	$0.62

* Amounts may not be additive due to rounding.
(a) Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(b) Represents costs incurred in preparing for our initial public offering.
(c) Represents provision related to the Settlement Agreement entered into in December 2015.

Blue Buffalo Pet Products, Inc.
Reconciliation of GAAP to Adjusted Results*
(dollars in millions, except for share data)

	Twelve Months Ended December 31, 2014
	Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Net Income	% of Sales	Diluted EPS

As reported (GAAP)	$366.9	40.0%	$187.9	20.5%	$179.0	19.5%	$101.9	11.1%	$0.52

Litigation expenses (a)	—		4.6	0.5%	4.6	0.5%	2.9	0.3%	0.01
Initial public offering preparation costs (b)	—		2.9	0.3%	2.9	0.3%	1.8	0.2%	0.01

As adjusted	$366.9	40.0%	$180.4	19.7%	$186.5	20.3%	$106.6	11.6%	$0.54

* Amounts may not be additive due to rounding.
(a) Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(b) Represents costs incurred in preparing for our initial public offering.

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income	$9.6	$21.2	$89.4	$101.9
Interest expense	3.8	3.8	15.1	13.9
Interest income	(0.1)	—	(0.3)	(0.2)
Provision for income taxes	4.9	12.7	55.9	63.4
Depreciation and amortization	2.2	2.0	8.2	4.9
EBITDA (a)	20.4	39.7	168.3	183.9
Litigation expenses (b)	2.9	2.5	10.1	4.6
Initial public offering preparation costs (c)	—	0.7	8.5	2.9
Provision for legal settlement (d)	32.0	—	32.0	—
Stock-based compensation (e)	0.5	0.5	2.8	1.8
Adjusted EBITDA	$55.8	$43.3	$221.7	$193.2

(a) EBITDA represents net income plus interest expense, net, provision for income taxes and depreciation and amortization.
(b) Represents costs primarily related to the litigation with Nestlé Purina PetCare Company.
(c) Represents costs incurred in preparing for our initial public offering.
(d) Represents provision related to the Settlement Agreement entered into in December 2015.
(e) Represents non-cash, stock-based compensation expense.